PROSPECTUS dated September 29, 1995          Pricing Supplement No. 2
PROSPECTUS SUPPLEMENT dated October 19, 1995 January 3, 1996


                                             Rule 424(b)(3)
                                             Registration No. 33-62405



                       SUNAMERICA INC.
                       MEDIUM-TERM NOTES, SERIES 2
                       DUE NINE MONTHS OR MORE FROM
                       DATE OF ISSUE


$5,000,000  6.43% Notes due
January 9, 2006

Principal Amount:      U.S.$5,000,000        Interest Payment Dates:
                                             June 1 and December 1 of
Price to Public:       100.000%              each year and at maturity
Settlement Date:       January 8, 1996       Form:   Book Entry
                       (Original Issue Date) Redemption at Company
Maturity Date:         January 9, 2006       Option:    None
Interest Rate:         6.43%                 Specified Currency:
Net Proceeds:          $4,968,750.00         United States dollars
Agent Commission:      $31,250






                       MERRILL LYNCH & CO.